NEWS RELEASE

As previously announced, TDS will hold a teleconference Nov. 4 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS THIRD QUARTER 2010 RESULTS

Note: Comparisons are year over year unless otherwise noted.

3Q 2010 Highlights

TDS Corporate

▪         Operating revenues increased to $1.3 billion.

▪         Repurchased 705,000 TDS Special Common Shares for $19.5 million.

▪         12 percent increase in diluted earnings per share attributable to TDS shareholders.

U.S. Cellular

▪         Service revenues were $983.5 million.

▪         31 percent increase in data revenues to $228.9 million, representing 23 percent of total service revenues compared to 18 percent in 2009.

▪         Retail service ARPU (average revenue per unit) increased to $47.12 from $46.97.

▪         A net loss of 25,000 retail postpaid customers and no change in prepaid customers.

▪         Retail postpaid churn improved to 1.6 percent from 1.7 percent; postpaid customers comprised 94 percent of retail customers.

▪         5 percent increase in cell sites in service to 7,524.

TDS Telecom

▪         Operating revenues increased 3 percent to $202 million.

▪         24 percent increase in ILEC high-speed data revenues, representing 21 percent of ILEC revenues.

▪         ILEC equivalent access lines remained stable at 773,800, due in part to acquisitions; ILEC physical access lines decreased 4 percent to 517,000.

▪         Managed IP stations (ILEC and CLEC) grew to 23,400 from 11,100.

▪         Approved for $123.5 million in the second round of Broadband Stimulus projects during the quarter (receiving $92.6 million in federal grants and providing $30.9 million of its own funds over the next several years).

CHICAGO – Nov. 4, 2010 — Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,266.4 million for the third quarter of 2010, an increase of 1 percent from $1,257.7 million in the comparable period one year ago.  Net income attributable to TDS shareholders and related diluted earnings per share were $40.6 million and $0.38, respectively, for the third quarter of 2010, compared to $36.8 million and $0.34, respectively, in the comparable period one year ago.

“TDS’ results improved in the third quarter with strong performance at TDS Telecom,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Both U.S. Cellular and TDS Telecom drove strong data growth. Our businesses operate in very competitive markets, and we’re transforming them through innovation and customer focus for long-term success.

“On October 1, U.S. Cellular launched The Belief ProjectSM, a set of industry-first programs and features that eliminate wireless customers’ most common concerns, and actually reward customers for their loyalty. During the third quarter, significant resources throughout the organization were directed to the successful launch of this important project, and we maintained consistent year-over-year financial results in the midst of this effort. U.S. Cellular anticipates that it will improve its performance over time as it builds awareness about The Belief Project’s comprehensive benefits. The company’s award-winning network and strong smartphone lineup, including several popular Android™-powered devices, complement the attractive new Belief Plans and benefits.

“TDS Telecom’s residential broadband and commercial managed service offerings contributed to strong data revenue growth and improved operating results in the quarter. The company’s strategy to increase broadband market penetration was bolstered by federal broadband stimulus approvals from both the first and second rounds totaling $136 million, which includes $31 million of its owns funds for broadband expansion projects in rural areas. TDS Telecom continues to attract and retain residential customers with bundles of voice, data and video services. And, the company is focusing its commercial sales efforts on its robust managedIP product suite.

Guidance

Guidance for the year ending Dec. 31, 2010 as of Nov. 4, 2010 is provided below compared to previous guidance provided on Aug. 5, 2010. There can be no assurance that final results will not differ materially from this guidance.

	Current guidance	Previous guidance
U.S. Cellular 2010 guidance as of Nov. 4, 2010 is as follows:
Service revenue	$3,925-$3,975 million	$3,925-$4,000 million
Adjusted OIBDA (1)	$800-$850 million	Unchanged
Operating income (2)	$200-$250 million	Unchanged
Depreciation, amortization and accretion (2)	Approx. $600 million	Unchanged
Capital expenditures	Approx. $600 million	Unchanged

	Current guidance	Previous guidance
TDS Telecom (ILEC and CLEC) 2010 guidance as of Nov. 4, 2010 is as follows:
Operating revenues	$785 - $800 million	$760-$790 million
Adjusted OIBDA (1)	$265-$280 million	$250-$275 million
Operating income (2)	$90 - $105 million	$80-$105 million
Depreciation, amortization and accretion (2)	Approx. $175 million	Approx. $170 million
Capital expenditures (3)	Approx. $155 million	Unchanged

(1)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)   The 2010 estimated results include estimated losses on disposals of assets, but do not include an estimate for losses on impairment of assets, since these cannot be predicted.

(3)   The capital expenditure guidance does not include federal grants awarded to TDS Telecom through the Broadband Stimulus programs under the American Recovery and Reinvestment Act.

The 2010 benefits and expenses associated with the Belief Project were incorporated into U.S. Cellular’s 2010 financial guidance from the beginning of the year.

The foregoing guidance represents the views of management as of Nov. 4, 2010 and should not be assumed to be accurate as of any other date. TDS undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Stock repurchase summary

The following represents repurchases of TDS Common Shares and TDS Special Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2010 (third quarter)	705,000	$19.5
2010 (second quarter)	568,297	$16.3
2010 (first quarter)	510,902	$14.8
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	14,020,762	$426.8

Conference call information

TDS will hold a conference call on Nov. 4, 2010 at 9:30 a.m. CDT.

▪         Access the live call on the Conference Calls page of www.teldta.com or at http://www.videonewswire.com/event.asp?id=74003.

▪         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.2 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of September 30, 2010.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS:  www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data

Quarter Ended	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Total population
Consolidated markets (1)	90,468,000	90,468,000	90,468,000	89,712,000	85,118,000
Consolidated operating markets (1)	46,546,000	46,546,000	46,546,000	46,306,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.7%	6.8%	6.8%	6.8%	7.2%
Consolidated operating markets (2)	13.1%	13.2%	13.2%	13.3%	13.2%
All customers
Total at end of period	6,103,000	6,144,000	6,147,000	6,141,000	6,131,000
Gross additions	338,000	349,000	358,000	399,000	386,000
Net additions (losses)	(41,000)	(3,000)	6,000	10,000	(24,000)
Retail customers
Total at end of period	5,750,000	5,775,000	5,768,000	5,744,000	5,705,000
Gross additions	301,000	307,000	305,000	354,000	351,000
Net retail additions (losses) (3)	(25,000)	7,000	24,000	39,000	(6,000)
Net postpaid additions (losses)	(25,000)	(22,000)	(9,000)	26,000	8,000
Net prepaid additions (losses)	—	29,000	33,000	13,000	(14,000)
Service revenues components (000s)
Voice and other retail service	$636,912	$648,565	$663,759	$677,107	$690,576
Data service (6)	228,854	215,271	201,280	189,759	174,286
Total retail service	$865,766	$863,836	$865,039	$866,866	$864,862
Inbound roaming	72,901	60,902	51,942	61,728	68,767
Other	44,836	47,838	48,027	56,814	50,289
Total service revenues (000s)	$983,503	$972,576	$965,008	$985,408	$983,918

Divided by average customers (000s)	6,124	6,151	6,137	6,139	6,138
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (4)	$53.53	$52.71	$52.41	$53.51	$53.43
Voice and other retail service (4)	$34.66	$35.14	$36.05	$36.77	$37.51
Data service (4) (6)	$12.46	$11.67	$10.93	$10.30	$9.46
Total retail service (4)	$47.12	$46.81	$46.98	$47.07	$46.97

Inbound roaming (4)	$3.97	$3.30	$2.82	$3.35	$3.73
Other (4)	$2.44	$2.60	$2.61	$3.09	$2.73
Postpaid churn rate (5)	1.6%	1.4%	1.4%	1.6%	1.7%
Capital expenditures (000s)	$124,700	$133,500	$121,500	$189,000	$128,900
Cell sites in service	7,524	7,416	7,310	7,279	7,161

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)     Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)     Calculated by adding net postpaid additions (losses) and net prepaid additions (losses).

(4)     Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(5)     Calculated by dividing the total postpaid customer disconnects during the quarter by the average postpaid customer base for the quarter.

(6)     Effective for the fourth quarter of 2010, revenues from data products and services will no longer be separately disclosed as the determination of such revenues is increasingly dependent on allocations of bundled service prices to multiple bundled elements.

TDS Telecom Summary Operating Data

Quarter Ended	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
TDS Telecom
ILEC
Equivalent access lines (1)	773,800	779,200	778,700	775,900	772,700
Physical access lines (2)	517,000	525,000	530,400	536,300	539,400
High-speed data customers (3)	225,400	223,200	217,400	208,300	202,100
Long-distance customers	370,800	369,100	365,600	362,800	356,500
Managed IP stations (4)	3,100	2,700	2,300	1,900	1,500
Capital expenditures (000s)	$33,000	$28,200	$20,200	$26,900	$23,800
CLEC
Equivalent access lines (1)	338,700	343,100	349,300	355,900	364,100
High-speed data customers (3)	33,900	35,000	36,000	36,900	37,600
Managed IP stations (4)	20,300	17,000	14,300	12,000	9,600
Capital expenditures (000s)	$5,500	$5,400	$3,200	$6,800	$4,700

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managed IP stations.

(2)     Individual circuits connecting customers to a telephone company's central office facilities.

(3)     The number of customers provided high-capacity data circuits via various technologies, including digital subscriber line (“DSL”), managed Internet Protocol (“Managed IP”) and dedicated Internet circuit technologies.

(4)     The number of telephone handsets providing communications using packet networking technology.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$1,060,781	$1,057,295	$3,486	—
TDS Telecom	202,030	196,542	5,488	3%
All Other (2)	3,605	3,900	(295)	(8)%
	1,266,416	1,257,737	8,679	1%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	854,250	849,610	4,640	1%
Depreciation, amortization and accretion	144,717	146,052	(1,335)	(1)%
Loss on asset disposals, net	1,981	2,085	(104)	(5)%
	1,000,948	997,747	3,201	—
TDS Telecom
Expenses excluding depreciation, amortization and accretion	133,412	131,439	1,973	2%
Depreciation, amortization and accretion	43,645	41,746	1,899	5%
Loss on asset disposals, net	390	1,135	(745)	(66)%
	177,447	174,320	3,127	2%
All Other (2)
Expenses excluding depreciation and amortization	2,243	3,185	(942)	(30)%
Depreciation and amortization	2,610	2,915	(305)	(10)%
Loss on asset disposals, net	7	51	(44)	(86)%
	4,860	6,151	(1,291)	(21)%

Total operating expenses	1,183,255	1,178,218	5,037	—
Operating income (loss)
U.S. Cellular	59,833	59,548	285	—
TDS Telecom	24,583	22,222	2,361	11%
All Other (2)	(1,255)	(2,251)	996	44%
	83,161	79,519	3,642	5%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	24,147	23,334	813	3%
Interest and dividend income	2,785	3,461	(676)	(20)%
Interest expense	(28,297)	(30,854)	2,557	8%
Other, net	(438)	1,030	(1,468)	>(100)%
Total investment and other income (expense)	(1,803)	(3,029)	1,226	40%
Income before income taxes	81,358	76,490	4,868	6%
Income tax expense	28,775	28,331	444	2%
Less: Net income attributable to noncontrolling interests, net of tax	(11,958)	(11,384)	(574)	(5)%
Net income attributable to TDS shareholders	40,625	36,775	3,850	10%
Preferred dividend requirement	(12)	(13)	1	8%
Net income available to common shareholders	$40,613	$36,762	$3,851	10%

Basic weighted average shares outstanding	104,881	108,289	(3,408)	(3)%
Basic earnings per share attributable to TDS shareholders	$0.39	$0.34	$0.05	15%

Diluted weighted average shares outstanding	105,298	108,565	(3,267)	(3)%
Diluted earnings per share attributable to TDS shareholders	$0.38	$0.34	$0.04	12%

(1)     Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

(2)     Consists of a non-reportable segment (Suttle-Straus printing and distribution operations), corporate operations, intercompany eliminations and corporate investments.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Nine Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$3,114,531	$3,153,782	$(39,251)	(1)%
TDS Telecom	596,741	591,804	4,937	1%
All Other (2)	9,798	12,447	(2,649)	(21)%
	3,721,070	3,758,033	(36,963)	(1)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	2,472,758	2,405,679	67,079	3%
Depreciation, amortization and accretion	432,405	422,707	9,698	2%
Loss on asset disposals, net	8,407	8,641	(234)	(3)%
	2,913,570	2,837,027	76,543	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	390,842	397,082	(6,240)	(2)%
Depreciation, amortization and accretion	130,217	125,272	4,945	4%
Loss on asset disposals, net	667	1,752	(1,085)	(62)%
	521,726	524,106	(2,380)	—
All Other (2)
Expenses excluding depreciation and amortization	6,290	14,826	(8,536)	(58)%
Depreciation and amortization	7,997	9,239	(1,242)	(13)%
Loss on asset disposals, net	(51)	69	(120)	>(100)%
	14,236	24,134	(9,898)	(41)%

Total operating expenses	3,449,532	3,385,267	64,265	2%
Operating income (loss)
U.S. Cellular	200,961	316,755	(115,794)	(37)%
TDS Telecom	75,015	67,698	7,317	11%
All Other (2)	(4,438)	(11,687)	7,249	62%
	271,538	372,766	(101,228)	(27)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	75,047	67,034	8,013	12%
Interest and dividend income	7,900	8,435	(535)	(6)%
Interest expense	(86,520)	(93,898)	7,378	8%
Other, net	(2,557)	1,504	(4,061)	>(100)%
Total investment and other income (expense)	(6,130)	(16,925)	10,795	64%
Income before income taxes	265,408	355,841	(90,433)	(25)%
Income tax expense	98,167	125,412	(27,245)	(22)%
Net income	167,241	230,429	(63,188)	(27)%

Less: Net income attributable to noncontrolling interests, net of tax	(37,915)	(53,193)	15,278	29%
Net income attributable to TDS shareholders	129,326	177,236	(47,910)	(27)%
Preferred dividend requirement	(37)	(38)	1	3%
Net income available to common shareholders	$129,289	$177,198	$(47,909)	(27)%

Basic weighted average shares outstanding	105,443	110,408	(4,965)	(4)%
Basic earnings per share attributable to TDS shareholders	$1.23	$1.60	$(0.37)	(23)%

Diluted weighted average shares outstanding	105,800	110,633	(4,833)	(4)%
Diluted earnings per share attributable to TDS shareholders	$1.22	$1.60	$(0.38)	(24)%

(1)     Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

(2)     Consists of a non-reportable segment (Suttle-Straus printing and distribution operations), corporate operations, intercompany eliminations and corporate investments.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	September 30, 2010	December 31, 2009 (1)
Current assets
Cash and cash equivalents	$390,008	$670,992
Short-term investments	389,052	113,275
Accounts receivable from customers and others	504,441	515,443
Inventory	124,417	156,987
Net deferred income tax asset	29,948	29,874
Prepaid expenses	93,406	94,336
Prepaid taxes	50,865	3,718
Other current assets	60,802	63,046
	1,642,939	1,647,671

Investments
Licenses	1,453,526	1,443,025
Goodwill	718,635	707,840
Other intangible assets	25,924	26,589
Investments in unconsolidated entities	214,114	203,799
Long-term investments	121,441	—
Other investments	9,123	9,785
	2,542,763	2,391,038

Property, plant and equipment, net
U.S. Cellular	2,553,873	2,601,338
TDS Telecom	859,733	880,378
Other	31,553	26,129
	3,445,159	3,507,845

Other assets and deferred charges	62,970	65,759

Total assets	$7,693,831	$7,612,313

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2010	December 31, 2009 (1)

Current liabilities
Current portion of long-term debt	$1,804	$2,509
Accounts payable	299,039	347,348
Customer deposits and deferred revenues	167,659	164,451
Accrued interest	21,387	12,227
Accrued taxes	81,563	62,568
Accrued compensation	87,932	93,524
Other current liabilities	98,554	117,081
	757,938	799,708

Deferred liabilities and credits
Net deferred income tax liability	566,268	517,762
Other deferred liabilities and credits	390,941	373,862

Long-term debt	1,492,022	1,492,908

Noncontrolling interests with redemption features	791	727

Equity
TDS shareholders’ equity
Series A Common, Special Common and Common Shares, par value $.01	1,270	1,270
Capital in excess of par value	2,101,882	2,088,807
Special Common and Common Treasury shares, at cost	(724,533)	(681,649)
Accumulated other comprehensive loss	(3,395)	(2,710)
Retained earnings	2,449,060	2,358,580
Total TDS shareholders' equity	3,824,284	3,764,298

Preferred shares	830	832
Noncontrolling interests	660,757	662,216

Total equity	4,485,871	4,427,346

Total liabilities and equity	$7,693,831	$7,612,313

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Balance Sheet Highlights September 30, 2010 (Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
Cash and cash equivalents	$269,292	$32,095	$88,621	$—	$390,008
Affiliated cash investments	—	363,321	—	(363,321)	—
Short-term investments	120,771	97,510	170,771	—	389,052
Notes receivable—affiliates	—	—	9,814	(9,814)	—
	$390,063	$492,926	$269,206	$(373,135)	$779,060

Licenses, goodwill and other intangibles	$1,941,107	$449,214	$(192,236)	$—	$2,198,085
Investment in unconsolidated entities	177,075	3,807	40,764	(7,532)	214,114
Long-term and other investments	50,263	1,640	78,661	—	130,564
	$2,168,445	$454,661	$(72,811)	$(7,532)	$2,542,763

Property, plant and equipment, net	$2,553,873	$859,733	$31,553	$—	$3,445,159

Notes payable—affiliates	$—	$9,814	$363,321	$(373,135)	$—

Long-term debt
Current portion	$91	$391	$1,322	$—	$1,804
Non-current portion	867,790	1,981	622,251	—	1,492,022
	$867,881	$2,372	$623,573	$—	$1,493,826

Preferred shares	$—	$—	$830	$—	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

In an effort to improve investment returns, during the second quarter of 2010, TDS elected to use a portion of its cash balance to directly purchase U.S. treasury securities and securities insured by the Federal Deposit Insurance Corporation (“FDIC”).  The maturity dates of such direct investments were staggered in order to maintain cash balances and liquidity at targeted levels.  TDS also continues to invest in certificates of deposit that are insured by the FDIC.  The following table presents TDS’ cash and cash equivalents; and investments in government-backed securities and certificates of deposit at September 30, 2010 and December 31, 2009.

	September 30, 2010	December 31, 2009

Cash and cash equivalents	$390,008	$670,992
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	291,292	—
Certificates of deposit (4)	97,760	113,275
	$389,052	$113,275

Amounts included in long-term investments (1) (5)
Government-backed securities (3)	$121,441	$—

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes that are guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

(4)     TDS’ investments in certificates of deposits are insured by the FDIC.

(5)     TDS’ long-term investments have maturity dates between November 2011 and December 2012.

TDS Telecom Highlights Three Months Ended September 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2010	2009	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$45,363	$46,462	$(1,099)	(2)%
Data	32,473	26,166	6,307	24%
Network access	69,032	66,963	2,069	3%
Miscellaneous	10,518	10,068	450	4%
	157,386	149,659	7,727	5%
Operating expenses
Cost of services and products (excluding Depreciation, amortization and accretion expense reported below)	51,820	50,352	1,468	3%
Selling, general and administrative expenses	43,195	41,397	1,798	4%
Depreciation, amortization and accretion	37,528	35,652	1,876	5%
Loss on asset disposals, net	312	1,072	(760)	(71)%
	132,855	128,473	4,382	3%

Operating income	$24,531	$21,186	$3,345	16%

Competitive Local Exchange Carrier Operations
Revenues	$47,038	$49,153	$(2,115)	(4)%

Expenses (excluding Depreciation, amortization and accretion expense reported below)	40,791	41,960	(1,169)	(3)%
Depreciation, amortization and accretion	6,117	6,094	23	—
Loss on asset disposals, net	78	63	15	24%
	46,986	48,117	(1,131)	(2)%

Operating income	$52	$1,036	$(984)	(95)%

Intercompany revenues	$(2,394)	$(2,270)	$(124)	(5)%
Intercompany expenses	(2,394)	(2,270)	(124)	(5)%
1	—	—	—

Total TDS Telecom operating income	$24,583	$22,222	$2,361	11%

TDS Telecom Highlights Nine Months Ended September 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2010	2009	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$135,659	$141,919	$(6,260)	(4)%
Data	92,764	76,717	16,047	21%
Network access	203,925	201,912	2,013	1%
Miscellaneous	29,452	27,506	1,946	7%
	461,800	448,054	13,746	3%
Operating expenses
Cost of services and products (excluding Depreciation, amortization and accretion expense reported below)	147,614	146,442	1,172	1%
Selling, general and administrative expenses	129,099	127,509	1,590	1%
Depreciation, amortization and accretion	111,433	107,040	4,393	4%
Loss on asset disposals, net	344	1,493	(1,149)	(77)%
	388,490	382,484	6,006	2%

Operating income	$73,310	$65,570	$7,740	12%

Competitive Local Exchange Carrier Operations
Revenues	$142,106	$150,435	$(8,329)	(6)%

Expenses (excluding Depreciation, amortization and accretion expense reported below)	121,294	129,816	(8,522)	(7)%
Depreciation, amortization and accretion	18,784	18,232	552	3%
Loss on asset disposals, net	323	259	64	25%
	140,401	148,307	(7,906)	(5)%

Operating income	$1,705	$2,128	$(423)	(20)%

Intercompany revenues	$(7,165)	$(6,685)	$(480)	(7)%
Intercompany expenses	(7,165)	(6,685)	(480)	(7)%
1	—	—	—

Total TDS Telecom operating income	$75,015	$67,698	$7,317	11%

Telephone and Data Systems, Inc.

Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2010	2009 (1)

	(Dollars in thousands)
Cash flows from operating activities
Net income	$167,241	$230,429
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	570,619	557,218
Bad debts expense	61,087	78,941
Stock-based compensation expense	26,055	24,523
Deferred income taxes, net	55,102	29,157
Equity in earnings of unconsolidated entities	(75,047)	(67,034)
Distributions from unconsolidated entities	59,519	51,668
Loss on asset disposals, net	9,023	10,462
Other operating activities	4,645	2,114
Changes in assets and liabilities from operations
Accounts receivable	(48,891)	(107,254)
Inventory	32,571	(3,595)
Accounts payable	(49,034)	(29,401)
Customer deposits and deferred revenues	2,363	(4,936)
Accrued taxes	(42,843)	88,098
Accrued interest	9,343	9,893
Other assets and liabilities	(16,973)	(70,332)
	764,780	799,951

Cash flows from investing activities
Additions to property, plant and equipment	(486,138)	(450,594)
Cash paid for acquisitions and licenses	(28,264)	(15,242)
Cash paid for investments	(433,750)	(109,055)
Cash received for investments	40,765	—
Other investing activities	1,681	3,335
	(905,706)	(571,556)

Cash flows from financing activities
Repayment of long-term debt	(2,182)	(2,507)
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	1,183	1,296
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	738	(119)
Repurchase of TDS Special Common Shares	(50,543)	(152,918)
Repurchase of U.S. Cellular Common Shares	(40,520)	(24,283)
Dividends paid	(35,502)	(35,389)
Payment of debt issuance costs	—	(10,074)
Distributions to noncontrolling interests	(5,828)	(4,962)
Other financing activities	(7,404)	1,411
	(140,058)	(227,545)

Net increase (decrease) in cash and cash equivalents	(280,984)	850

Cash and cash equivalents
Beginning of period	670,992	777,309
End of period	$390,008	$778,159

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Financial Measures and Reconciliations (Unaudited, dollars in thousands)
Three Months Ended September 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$1,060,781	$202,030	$3,605	$1,266,416
Deduct:
U.S. Cellular equipment sales revenue	77,278
Service revenues	$983,503

Operating income	$59,833	$24,583	$(1,255)	$83,161
Add:
Depreciation, amortization and accretion	144,717	43,645	2,610	190,972
Loss on asset disposals	1,981	390	7	2,378
Adjusted OIBDA (3)(6)	$206,531	$68,618	$1,362	$276,511

Adjusted OIBDA margin (4)	21.0%	34.0%

Three Months Ended September 30, 2009	U.S. Cellular (7)	TDS Telecom (1)	All Other (2)	Consolidated Total (7)

Operating revenues	$1,057,295	$196,542	$3,900	$1,257,737
Deduct:
U.S. Cellular equipment sales revenue	73,377
Service revenues	$983,918

Operating income	$59,548	$22,222	$(2,251)	$79,519
Add:
Depreciation, amortization and accretion	146,052	41,746	2,915	190,713
Loss on asset disposals	2,085	1,135	51	3,271
Adjusted OIBDA (3)(6)	$207,685	$65,103	$715	$273,503

Adjusted OIBDA margin (4)	21.1%	33.1%

	TDS Consolidated
Three Months Ended September 30,	2010	2009

Cash flows from operating activities	$262,434	$355,990
Deduct:
Capital expenditures	168,188	159,773
Free cash flow (5)	$94,246	$196,217

See footnotes defined on next page.

Telephone and Data Systems, Inc. Financial Measures and Reconciliations (Unaudited, dollars in thousands)
Nine Months Ended September 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$3,114,531	$596,741	$9,798	$3,721,070
Deduct:
U.S. Cellular equipment sales revenue	193,444
Service revenues	$2,921,087

Operating income	$200,961	$75,015	$(4,438)	$271,538
Add:
Depreciation, amortization and accretion	432,405	130,217	7,997	570,619
Loss on asset disposals	8,407	667	(51)	9,023
Adjusted OIBDA (3)(6)	$641,773	$205,899	$3,508	$851,180

Adjusted OIBDA margin (4)	22.0%	34.5%

Nine Months Ended September 30, 2009	U.S. Cellular (7)	TDS Telecom (1)	All Other (2)	Consolidated Total (7)

Operating revenues	$3,153,782	$591,804	$12,447	$3,758,033
Deduct:
U.S. Cellular equipment sales revenue	212,062
Service revenues	$2,941,720

Operating income	$316,755	$67,698	$(11,687)	$372,766
Add:
Depreciation, amortization and accretion	422,707	125,272	9,239	557,218
Loss on asset disposals	8,641	1,752	69	10,462
Adjusted OIBDA (3)(6)	$748,103	$194,722	$(2,379)	$940,446

Adjusted OIBDA margin (4)	25.4%	32.9%

	TDS Consolidated
Nine Months Ended September 30,	2010	2009

Cash flows from operating activities	$764,780	$799,951
Deduct:
Capital expenditures	486,138	450,594
Free cash flow (5)	$278,642	$349,357

(1)     Includes ILEC and CLEC intercompany eliminations.

(2)     Consists of a non-reportable segment (Suttle-Straus), corporate operations, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)     Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(4)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the equipment subsidy is effectively a cost for purposes of assessing business results.   TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)     Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(6)     Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(7)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the three months ended March 31, 2010, TDS discovered certain errors related to accounting for operating revenues and sales tax liabilities.  The quantification of these errors was subsequently refined during the second quarter of 2010.  These errors resulted in the overstatement of operating revenues and understatement of sales tax liabilities for the years ended December 31, 2009, 2008, 2007, and the three months ended March 31, 2010. In addition to recording these adjustments, TDS recorded other adjustments to prior-year amounts to correct other immaterial items. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), TDS evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first or second quarter of 2010, TDS believes the impact would have been significant to those respective periods and would impact comparisons to prior periods. As permitted by SAB 108, TDS revised in the current filing its comparative consolidated financial statements for these immaterial amounts. In addition, on August 5, 2010, TDS filed a Current Report on Form 8-K (Items 8.01 and 9.01) with the SEC to revise financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended March 31, 2010.  Such Form 8-K contains revisions to the December 31, 2009 Consolidated Balance Sheet, originally filed on February 25, 2010 in TDS’ Annual Report on Form 10-K.  Also, in accordance with SAB 108, the Consolidated Balance Sheet, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows for the following comparative periods have been revised as follows:

Consolidated Balance Sheet — September 30, 2009

(Dollars in thousands)	As previously reported (1)	Adjustment	Revised

Accounts receivable from customers and others	$384,213	$3,817	$388,030
Prepaid expenses	95,677	8,413	104,090
Total current assets	1,778,024	12,230	1,790,254
Total assets	7,733,175	12,230	7,745,405
Customer deposits and deferred revenues	170,493	(2,241)	168,252
Accrued taxes	66,661	23,193	89,854
Total current liabilities	773,824	20,952	794,776
Other deferred liabilities and credits	384,032	1,314	385,346
Total deferred liabilities and credits	883,034	1,314	884,348
Retained earnings	2,370,595	(8,218)	2,362,377
Total TDS shareholders’ equity	3,774,363	(8,218)	3,766,145
Noncontrolling interests	679,422	(1,818)	677,604
Total equity	4,454,630	(10,036)	4,444,594
Total liabilities and equity	7,733,175	12,230	7,745,405

Consolidated Statement of Operations — Three Months Ended September 30, 2009

(Dollars in thousands, except per share amounts)	As previously reported (1)	Adjustment	Revised

Operating revenues	$1,258,742	$(1,005)	$1,257,737
Cost of services and products (Excluding Depreciation, amortization and accretion)	477,116	153	477,269
Selling, general and administrative expenses	507,159	(194)	506,965
Depreciation, amortization and accretion	192,247	(1,534)	190,713
Loss on asset disposals, net	4,557	(1,286)	3,271
Total operating expenses	1,181,079	(2,861)	1,178,218
Operating income	77,663	1,856	79,519
Interest expense	(30,430)	(424)	(30,854)
Total investment and other income (expense)	(2,605)	(424)	(3,029)
Income before income taxes	75,058	1,432	76,490
Income tax expense	27,793	538	28,331
Net income	47,265	894	48,159
Net income attributable to noncontrolling interests, net of tax	(11,620)	236	(11,384)
Net income attributable to TDS shareholders	35,645	1,130	36,775
Net income available to common shareholders	35,632	1,130	36,762
Basic earnings per share attributable to TDS shareholders	0.33	0.01	0.34
Diluted earnings per share attributable to TDS shareholders	0.33	0.01	0.34

Consolidated Statement of Operations — Nine Months Ended September 30, 2009

(Dollars in thousands, except per share amounts)	As previously reported (1)	Adjustment	Revised

Operating revenues	$3,757,865	$168	$3,758,033
Cost of services and products (Excluding Depreciation, amortization and accretion)	1,375,642	41	1,375,683
Selling, general and administrative expenses	1,445,920	(4,016)	1,441,904
Depreciation, amortization and accretion	558,362	(1,144)	557,218
Loss on asset disposals, net	9,469	993	10,462
Total operating expenses	3,389,393	(4,126)	3,385,267
Operating income	368,472	4,294	372,766
Interest expense	(92,780)	(1,118)	(93,898)
Total investment and other income (expense)	(15,807)	(1,118)	(16,925)
Income before income taxes	352,665	3,176	355,841
Income tax expense	121,467	3,945	125,412
Net income	231,198	(769)	230,429
Net income attributable to noncontrolling interests, net of tax	(53,814)	621	(53,193)
Net income attributable to TDS shareholders	177,384	(148)	177,236
Net income available to common shareholders	177,346	(148)	177,198
Basic earnings per share attributable to TDS shareholders	1.61	(0.01)	1.60
Diluted earnings per share attributable to TDS shareholders	1.60	—	1.60

Consolidated Statement of Cash Flows — Nine Months Ended September 30, 2009

(Dollars in thousands)	As previously reported (1)	Adjustment	Revised

Net income	$231,198	$(769)	$230,429
Depreciation, amortization and accretion	558,362	(1,144)	557,218
Deferred income taxes, net	25,935	3,222	29,157
Loss on asset disposals, net	9,469	993	10,462
Change in accounts receivable	(102,137)	(5,117)	(107,254)
Change in customer deposits and deferred revenues	(3,609)	(1,327)	(4,936)
Change in accrued taxes	82,267	5,831	88,098
Change in other assets and liabilities	(68,643)	(1,689)	(70,332)
Cash flows from operating activities	799,951	—	799,951

(1)     In Quarterly Report on Form 10-Q for the period ended September 30, 2009 filed on November 5, 2009.